Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Youxin Technology Ltd on Amendment No.12 to Form F-1 (File No. 333-274404) of our report dated January 19, 2024, except for the effects of the restatement discussed in Note 17 as to which the date is February 21, 2024, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Youxin Technology Ltd as of September 30, 2023 and 2022 and for each of the years in the two-year period ended September 30, 2023, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs llp

New York, NY

December 13, 2024

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com